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                                                                 Exhibit 99.10.1

[LOGO]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment to the Registration Statement on Form N-4 of our report dated April 22, 2016 relating to the financial statements and financial highlights of AUL American Unit Trust and of our report dated March 24, 2016 relating to the statutory financial statements of American United Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Condensed Financial Information" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP

Indianapolis, Indiana
April 22, 2016

PRICEWATERHOUSECOOPERS LLP, 101 W. WASHINGTON STREET, SUITE 1300, INDIANAPOLIS, INDIANA 46204
T: +(317) 222-2202, F: +(317) 940-7660, WWW.PWC.COM/US